EXHIBIT 99(1)

REOFFER PROSPECTUS

                               THE EASTERN COMPANY

                                  Common Stock

                             No Par Value Per Share


         This prospectus (the "Prospectus") relates to certain shares of common stock, no par value per share, of The Eastern Company (the "Common Stock"), which may be issued upon the exercise of stock options granted under The Eastern Company 1997 Directors Stock Option Plan (the "Plan"). The Eastern Company (the "Company") will receive no part of the proceeds from the sales of Common Stock to be made on behalf of the Selling Shareholders. (See "Selling Shareholders" herein for information concerning the several Selling Shareholders).

         The Company's Common Stock is listed on the American Stock Exchange. On April 28, 2004, the reported closing price per share of the Common Stock was $16.11.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                               THE EASTERN COMPANY
                                112 BRIDGE STREET
                                                   P.O. BOX 460
                          NAUGATUCK, CONNECTICUT 06770
                                 (203) 729-2255



         The date of this Prospectus is May 3, 2004.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports and proxy statements and other information concerning the Company can be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 (1-202-942-8090), and copies of such material can be obtained at prescribed rates. Certain of such reports, proxy statements and other information is also available from the SEC over the Internet at http://www.sec.gov.

         The Company's Common Stock is listed on the American Stock Exchange. Reports, proxy statements and information statements, in addition to other information concerning the Company, can be inspected at the American Stock Exchange.

         This Prospectus does not contain all of the information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the SEC under the Securities Act of 1933 (the "1933 Act") and to which reference is hereby made.

         A copy of any document or part thereof which is incorporated into the Registration Statement by reference shall be provided without charge to each person to whom a Prospectus is delivered upon the written or oral request of such person. Such requests for information should be directed to John L. Sullivan III, Vice President, Secretary and Treasurer, The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770, telephone (203) 729-2255.

         The Company intends to distribute to its shareholders annual reports containing financial statements which have been audited by its independent auditors and quarterly reports containing unaudited financial information for the first three quarters of each year.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

                                   THE COMPANY

         The Eastern Company is a diversified manufacturer of vehicular and industrial hardware, locks, coin collection products, smart card systems and metal castings serving the transportation, industrial hardware, security, commercial laundry, underground mining and specialty casting markets. It has its corporate headquarters at 112 Bridge Street, Naugatuck, Connecticut 06770 and its telephone number is (203) 729-2255.

         Additional information concerning the Company is set forth in its most recent Annual Report on Form 10-K, copies of which will be furnished, upon request, to non-employee members of the Company's Board of Directors who are determined to be eligible to participate in the Plan.


                              SELLING SHAREHOLDERS

         The following tables set forth information as of April 28, 2004 with respect to those Selling Shareholders who have acquired or may acquire shares of the Company's Common Stock under the Plan.

         To the best of the Company's knowledge, there is no understanding between any of the Selling Shareholders and any securities broker or dealer with respect to the sale of shares of Common Stock to which this Prospectus relates.

         All expenses (excluding commissions) in connection with the offering of the shares being offered by this Prospectus will be paid by the Company. Such expenses (excluding commissions but including registration fees, transfer agent fees, printing costs and legal and accounting fees) are not expected to exceed $5,000.00.





                                                              Shares of                 Shares of
                                    Shares of                 Common Stock              Common
                                    Common Stock              Issuable Under            Stock
Name, Address                       Beneficially              Outstanding               Offered By
and Positions                       Held as of                Options as of             This
with the Company                    04/28/04(1)               04/28/04                  Prospectus

Leonard F. Leganza                    19,258                   200,000 (2)               219,258
62 Tunxis Village
Farmington, CT  06032
(President, Chief
Executive Officer
and Director)

John W. Everets                       26,795                    50,000                    76,795
72 Chestnut Street
Boston, MA  02108
(Director)

Charles W. Henry                      43,317 (3)                49,000                    92,317
Ash Swamp Road
Woodbury, CT  06798
(Director)

Russell G. McMillen                  131,837                    50,000                   181,837
96 Crest Road
Middlebury, CT 06762
(Emeritus Director)

David C. Robinson                     43,899                    50,000                    93,899
211 North Shore Road
New Preston, CT  06777-1123
(Director)

Donald S. Tuttle, III                 33,105                    50,000                    83,105
775 South Street
Middlebury, CT 06762
(Director)

John L. Sullivan III                   2,002                    65,000 (4)                67,002
13 Cedar Drive
Cromwell, CT 06416
(Vice President, Secretary
and Treasurer)


(1) Shareholdings include, in certain cases, shares owned by or in trust for spouses and/or children (in which case all beneficial interest has been disclaimed).
(2)      Includes 4,432 options that vest on January 1, 2005.
(3) Includes 10,125 shares beneficially owned by Mr. Robinson, over which Mr. Henry has sole voting power only and 6,000 shares beneficially owned by Mr. McMillen, over which Mr. Henry has shared voting and investment power.
(4) Includes 6,944 options that vest on January 1, 2005 and 2,256 options that vest on January 1, 2006.

                       DESCRIPTION OF COMPANY COMMON STOCK

         Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of common stock are entitled: (a) to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor; and (b) in the event of the liquidation, dissolution, or winding-up of the Company, to share pro rata the remaining assets after payment of all debts, obligations, and liabilities. Shareholders have no preemptive subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The Company's certificate of incorporation, as amended and restated, does not provide for cumulative voting. The presently issued and outstanding shares of Common Stock are, and the shares of Common Stock offered hereby by the Company when issued and delivered as contemplated herein, will be, fully paid and non-assessable.


                                     EXPERTS

         The consolidated financial statements of The Eastern Company incorporated by reference in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon which is also incorporated by reference herein. Such financial statements have been incorporated herein by reference in reliance on such report given on the authority of such firm as experts in accounting and auditing.

         The validity of the issuance of the shares of common stock offered hereby will be passed upon for the Company by Reid and Riege, P.C., Hartford, Connecticut.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Plan has been filed with the SEC as an exhibit to the Registration Statement of which this Prospectus is a part and is incorporated by reference herein. Reference should be made to the Plan for a full and complete statement of its respective provisions.

         Also incorporated herein by reference are the Company's Annual Report on Form 10-K for the fiscal year ending January 3, 2004, and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2004, and the Company's Proxy Statement dated March 22, 2004, all as filed with the SEC. All documents subsequently filed by the Company with the SEC pursuant to Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of each such document.

         The Company will provide upon request and without charge to each person to whom this Prospectus is delivered a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated therein by reference). Written requests should be directed to:

                               The Eastern Company
                             c/o Corporate Secretary
                                112 Bridge Street
                                  P.O. Box 460
                          Naugatuck, Connecticut 06770

Telephone requests may be directed to the Corporate Secretary at (203) 729-2255.


                                 INDEMNIFICATION

         Section 33-770 et seq. of the Connecticut General Statutes provides for permissive indemnification, mandatory indemnification and court-ordered indemnification of directors.

         (A) A corporation may indemnify a director against liability incurred in a pending, threatened or completed action, suit or proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, that he had no reasonable cause to believe that his conduct was unlawful. A corporation may also indemnify a director if he engaged in conduct for which indemnification is permitted or required under the company's certificate of incorporation.

         A corporation may not indemnify a director unless a determination has been made that indemnification of the director is permissible because the director has met the applicable standard of conduct. This determination must be made either: (1) if there are two or more disinterested directors, by a majority vote of the disinterested members of the board of directors; or (2) by a majority vote of a committee which is composed of two or more disinterested directors and which is designated by vote of a majority of the disinterested directors; or (3) by special legal counsel selected by the disinterested directors or a committee of disinterested directors (or by the full board if there are fewer than two disinterested directors); or (4) by vote of the shareholders (although shares owned by directors who are not disinterested directors cannot vote).

         Notwithstanding the above, however, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation (unless the indemnification is for reasonable expenses incurred and the director met the relevant standard of conduct noted above); or (2) in connection with any proceeding charging improper financial benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that a financial benefit was improperly received by him.

         A corporation may advance reasonable expenses incurred by a director in connection with a proceeding if: (1) the director furnishes the corporation with a written affirmation of his good faith belief that he has met the standard of conduct for receiving indemnification, or the proceeding involves conduct for which liability is limited under the company's certificate of incorporation; and
(2) the director furnishes the corporation with a written undertaking to repay any advances if it is ultimately determined that he did not meet the standard of conduct. Authorizations for the repayment of expenses must be made either: (1) if there are two or more disinterested directors, by a majority vote of the disinterested members of the board of directors; or (2) by a majority vote of a committee which is composed of two or more disinterested directors and which is designated by vote of a majority of the disinterested directors; or (3) by the full board if there are fewer than two disinterested directors; or (4) by vote of the shareholders (although shares owned by directors who are not disinterested directors cannot vote).

         (B) Unless limited by its certificate of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding against reasonable expenses incurred by him in connection with the proceeding.

         (C) Unless a corporation's certificate of incorporation provide otherwise, a court may order a corporation to indemnify a director if the director applies to the court for indemnification and the court determines that:
(1) the director is entitled to mandatory indemnification; (2) the director is entitled to indemnification pursuant to a provision of the company's certificate of incorporation; or (3) the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not he met the standard of conduct for permissive indemnification or was adjudged liable to the corporation. However, if he was adjudged liable to the corporation, his indemnification will be limited to only the reasonable expenses incurred.

         The rules which apply above relating to the indemnification of directors also apply to officers who are not directors of the corporation. In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that is permitted by its certificate of incorporation, bylaws, general or specific action of its board of directors, or contract.

         Article Tenth of the Company's certificate of incorporation and Section 33-636(b)(4) of the Connecticut General Statutes limit the personal liability of the Company's directors to the Company or its shareholders for monetary damages for any failure on the part of the directors to exercise the requisite degree of care in fulfilling their duties and responsibilities in their capacity as directors. However, the protection does not extend to acts or omissions of the directors that involve a knowing and culpable violation of law, enable the director or an associate to receive an improper personal economic gain, show a lack of good faith and a conscious disregard for the duty of the director of the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, constitute a sustained and unexcused pattern of inattention amounting to an abdication of the director's duty to the corporation, or involve unlawful distributions to the director.

         The Company's by-laws also require the indemnification of the Company's directors and officers. Article IX of the by-laws provides that each director and officer of the Company will be indemnified against losses incurred by him to the fullest extent permitted by Connecticut law. This right of indemnification is in addition to any other such rights to which the director or officer may, as a matter of law, be entitled.

         The Company has also obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the Company against certain damages and expenses because of certain claims made against them which are caused by their negligent act, error or omission.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.